Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                For more information, contact:
                                                                   Ira Stanley
                                       Vice President, Chief Financial Officer
                                                                  937.291.8282
                                                          istanley@mcsinet.com

       MCSi, INC. REPORTS SECOND QUARTER EARNINGS OF $0.33 (EXCLUDING
                          ZENGINE, INC. RESULTS);
           BOARD REPORTS STATUS OF STRATEGIC ALTERNATIVES REVIEW


DAYTON, OHIO - July 24, 2001 - MCSi, Inc. (Nasdaq: MCSI) today reported strong revenue growth and earnings per share growth for its second quarter 2001.

For the three months ended June 30, 2001:

     *    Earnings per share rose to $0.30 for the three months ended
          June 30, 2001. Earnings per share excluding MCSi's share of the net loss of its affiliate, Zengine, Inc., was $0.33, an increase of 14% compared to $0.29 for the same period last year.
     * Net sales for the second quarter of 2001 were $222.2 million, versus $235.9 million in the prior year period. Comparable sales for the second quarter last year were $205.5 million after adjusting for the sale of the Azerty division which occurred in July, 2000.
     * Gross margins in the 2001 second quarter reached a level of 27.3%, a significant increase compared to gross margins of 21.3% for the 2000 second quarter. The increase in gross margins reflects a greater percentage of higher margin systems integration projects in the sales mix.
     * Operating income for the second quarter increased by 18%, to $12.0 million, compared to $10.1 million for the same period in the prior year.

For the six months ended June 30, 2001:

     * Earnings per share rose to $0.62 compared to $0.57 for the six months ended June 30, 2000.
     * Net sales for the six months ended June 30, 2001 increased to $466.7 million, versus $439.6 million in the prior year period. Comparable revenue growth was 21.5% after adjusting for the sale of the Azerty division.
     * Gross margins in the six months ended June 30, 2001 reached a level of 26.4%, a significant increase compared to gross margins of 21.8% for the six months ended June 30, 2000. The increase in gross margins reflects a greater percentage of higher margin systems integration projects in the sales mix.
     * Operating income for the six months ended June 30, 2001 expanded by 22.7%, to $23.5 million, compared to $19.2 million for the same period in the prior year.

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MCSI, Inc.
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"MCSi showed solid growth in the midst of a very challenging economy," said Michael E. Peppel, Chairman, President and Chief Executive Officer of MCSi. "During the quarter, MCSi continued its shift toward driving profitable systems integration growth, which resulted in a record increase in gross margins and operating income," continued Mr. Peppel.

"Our relentless focus on the business-critical needs of our enterprise customers enabled us to continue to add momentum and strengthen our competitive position. Our customers are drawn to us for our ability to reduce operational costs and show them an increased return on investment," concluded Mr.
Peppel.

"MCSi was able to improve gross margins to 27.3% during the quarter, as we continue to focus on our systems integration projects across North America," said Ira H. Stanley, Vice
President and Chief Financial Officer of MCSi.

The Board of Directors also announced that the Special Committee of the Board, which is charged with reviewing the strategic and financial alternatives for the Company, has narrowed its review to three different courses of action. The Special Committee will, with the assistance of the Peter
J. Soloman Company Limited, continue to analyze the proposals while certain parties conduct their due diligence and draft legal documents over the coming weeks. The Board currently anticipates that a decision relating to such alternatives will be made during the third quarter of 2001. MCSi cannot, however, predict whether any transaction can or will occur, or what the terms of such a transaction will be.

MCSi is hosting a conference call at 11:00 am EDT today to discuss its first quarter financial results. The call is open to the general public. The conference call number is 800.441.0022, Company: MCSi; Leader: Mike Peppel.
Interested parties may also access the live call on the Internet at http://www.vcall.com. Please allow 15 minutes to register and to download and install any necessary software. Following its completion, a replay of the call can be accessed for 15 days on the Internet via www.vcall.com or by calling the toll free number 800.839.0860 (pin code: 1196). There is no charge to access the live or recorded call.


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MCSI, Inc.
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ABOUT MCSi

MCSi has emerged as the nation's leading systems integrator of state-of-the-art presentation and broadcast facilities. MCSi's foresight and ability to converge three key industries: audio-visual systems, broadcast media and computer technology, combined with design-build and engineering expertise, computer networking and configuration services, an extensive product line, and quality technical support services, has given MCSi a distinct advantage in the systems integration marketplace and has contributed to the dramatic growth of the Company.

MCSi's scalable solutions address clients at every level of the business transaction continuum. Products and services are available directly through the Company and its sales specialists, many of whom provide enterprise-wide solutions and/or work exclusively with clients on strategic and strong relationships maintained with manufacturers and technology leaders. With the largest selection of audio-visual/presentation, computer, and office automation products and the legacy of technical support and field service in more than 118 locations across the U.S.A. and Canada, MCSi's customers are provided with a unique value that extends beyond the product. MCSi's products are also provided over a robust business-to-business e-commerce platform powered by its affiliate, Zengine, Inc. (Nasdaq: ZNGN) Additional information regarding MCSi can be obtained at www.mcsinet.com (but is not part of this release).

     The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, the occurrence of which involve risks and uncertainties which include, but are not limited to, general economic conditions, industry trends, actions of competitors, MCSi's ability to manage its growth, factors relating to its acquisition/merger strategy, actions of regulatory authorities, restrictions imposed by its debt arrangements, dependence upon key personnel, dependence upon key suppliers, customer demand, risks relating to international operations, dependence on its computer systems and other factors. A complete description of those factors, as well as other factors which could affect MCSi's business, is set forth in MCSi's Form 10-K for the year ended
December 31, 2000 and its Form 10-Q for the quarter ended March
31, 2001.




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MCSI, Inc.
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                                 MCSi, Inc.
                    Consolidated Statement of Operations
                                (Unaudited)
               (Dollars in thousands, except per share data)

                                              Three Months Ended
                                                   June 30,
                                                   --------
                                              2001         2000
                                              ----         ----

Net sales. . . . . . . . . . . . . . . .  $  222,187   $  235,892
Cost of sales. . . . . . . . . . . . . .     161,592      185,722
                                          ----------   ----------
Gross profit. . . . . . . . . . . . . . .     60,595       50,170
Selling, general and
 administrative expenses. . . . . . . . .     48,636       40,068
                                          ----------   ----------
Operating income. . . . . . . . . . . . .     11,959       10,102
Interest expense. . . . . . . . . . . . .     (4,884)      (3,761)
Other (expense) / income  . . . . . . . .        (64)          54
(Loss) / income in earnings of Zengine. .       (550)          32
                                          ----------   ----------
Income before income taxes. . . . . . . .      6,461        6,427
Provision for income taxes  . . . . . . .      2,701        2,713
                                          ----------   ----------
Net income .. . . . . . . . . . . . . . . $    3,760   $    3,714
                                          ==========   ==========
Earnings per share of common stock -
 basic and diluted. . . . . . . . . . . . $     0.30   $     0.29
                                          ==========   ==========

Weighted number of common
 shares outstanding - basic . . . . . . . 12,430,605   12,452,152
                                          ==========   ==========
Weighted number of common
 shares outstanding - diluted . . . . . . 12,534,608   12,664,553
                                          ==========   ==========



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MCSI, Inc.
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                                  MCSi, Inc.
                     Consolidated Statement of Operations
                                 (Unaudited)
                (Dollars in thousands, except per share data)


                                               Six Months Ended
                                                   June 30,
                                                   --------
                                              2001         2000
                                              ----         ----

Net sales . . . . . . . . . . . . . . . . $  466,699   $  439,577
Cost of sales . . . . . . . . . . . . . .    343,598      343,636
                                          ----------   ----------
Gross profit. . . . . . . . . . . . . . .    123,101       95,941
Selling, general and
 administrative expenses. . . . . . . . .     99,592       76,788
                                          ----------   ----------
Operating income. . . . . . . . . . . . .     23,509       19,153
Interest expense. . . . . . . . . . . . .     (9,815)      (7,180)
Other (expense) / income  . . . . . . . .         (7)         212
(Loss) / income in earnings of Zengine. .       (368)         394
                                          ----------   ----------
Income before income taxes. . . . . . . .     13,317       12,579
Provision for income taxes  . . . . . . .      5,567        5,359
                                          ----------   ----------
Net income .. . . . . . . . . . . . . . . $    7,750   $    7,220
                                          ==========   ==========
Earnings per share of common stock -
 basic and diluted. . . . . . . . . . . . $     0.62   $     0.57
                                          ==========   ==========

Weighted number of common
 shares outstanding - basic . . . . . . . 12,462,129   12,224,110
                                          ==========   ==========
Weighted number of common
 shares outstanding - diluted . . . . . . 12,565,957   12,492,034
                                          ==========   ==========

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